EXHIBIT 99.1

News Release

First Solar Announces Full-Year 2018 Financial Guidance

•	Net sales of $2.3 to $2.5 billion

•	EPS of $1.25 to $1.75

•	Ending net cash of $1.6 to $1.8 billion

TEMPE, Ariz., December 5, 2017 – First Solar, Inc. (Nasdaq: FSLR) today announced full-year 2018 guidance. First Solar’s Chief Financial Officer, Alex Bradley, provided the guidance and outlook during the Company’s 2017 Analyst Day event held today at the Company’s Series 6 factory in Perrysburg, Ohio. In addition to providing the 2018 financial outlook, Company executives also discussed First Solar’s business outlook and technology and operations roadmaps. The live video webcast of the event and related materials are available through the First Solar Investor Relations website at http://investor.firstsolar.com/. A replay of the webcast will be available approximately two hours after the conclusion of the webcast and can be accessed by visiting the investor relations website. The replay will remain available for approximately 90 calendar days.

Forecasted net sales for 2018 are $2.3 to $2.5 billion, with solar power systems net sales expected to comprise 75% to 80% of the total net sales and third-party module sales the remainder. Earnings per share (“EPS”) is forecasted to be between $1.25 and $1.75. The EPS guidance provided is inclusive of production ramp costs of approximately $60 million and production start-up expenses of approximately $110 million, associated with the deployment of Series 6 capacity in 2018. The EPS range also includes projected restructuring related charges of approximately $10 million. The 2018 ending net cash balance is projected in the range of $1.6 to $1.8 billion, with the expected decrease from the end of 2017 resulting from higher projected capital expenditures in 2018 to support the Series 6 production ramp. As a result of ongoing improvements, the capital expenditure for a brownfield Series 6 factory is now expected to be approximately $0.25 per watt. The complete 2018 guidance is as follows:

2018 GAAP Guidance
Net Sales	$2.3B to $2.5B
Gross Margin %[1]	22% to 23%
Operating Expenses[2]	$400M to $410M
Operating Income	$110M to $170M
Earnings per Share	$1.25 to $1.75
Net Cash Balance[3]	$1.6B to $1.8B
Operating Cash Flow	$100M to $200M
Capital Expenditures	$650M to $750M
Shipments	2.7GW to 2.8GW

1.	Includes approximately $60M of ramp cost

2.	Includes approximately $110M of plant start-up expense

3.	Defined as cash and marketable securities less expected debt at the end of 2018

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About First Solar, Inc.

First Solar is a leading global provider of comprehensive photovoltaic (“PV”) solar systems which use its advanced module and system technology. The Company's integrated power plant solutions deliver an economically attractive alternative to fossil-fuel electricity generation today. From raw material sourcing through end-of-life module recycling, First Solar's renewable energy systems protect and enhance the environment. For more information about First Solar, please visit www.firstsolar.com.

For First Solar Investors

This release contains forward-looking statements which are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements, among other things, concerning: effects on our financial statements and guidance resulting from certain module manufacturing changes and associated restructuring activities; our business strategy, including anticipated trends and developments in and management plans for our business and the markets in which we operate; future financial results, operating results, revenues, gross margin, operating expenses, products, projected costs (including estimated future module collection and recycling costs), warranties, solar module technology and cost reduction roadmaps, restructuring, product reliability, investments in unconsolidated affiliates and capital expenditures; our ability to continue to reduce the cost per watt of our solar modules; the impact of public policies, such as tariffs or other trade remedies imposed on solar cells and modules; our ability to expand manufacturing capacity worldwide; our ability to reduce the costs to construct PV solar power systems; research and development programs and our ability to improve the conversion efficiency of our solar modules; sales and marketing initiatives; and competition. These forward-looking statements are often characterized by the use of words such as “estimate,” “expect,” “anticipate,” “project,” “plan,” “intend,” “seek,” “believe,” “forecast,” “foresee,” “likely,” “may,” “should,” “goal,” “target,” “might,” “will,” “could,” “predict,” “continue” and the negative or plural of these words and other comparable terminology. Forward-looking statements are only predictions based on our current expectations and our projections about future events. You should not place undue reliance on these forward-looking statements. We undertake no obligation to update any of these forward-looking statements for any reason. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these statements. These factors include, but are not limited to, the matters discussed in Item 1A. “Risk Factors,” of our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission.

Contacts

First Solar Investors
Steve Haymore
+1 602-414-9315
stephen.haymore@firstsolar.com

First Solar Media
Steve Krum
+1 602-427-3359
steve.krum@firstsolar.com

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